UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 2, 2003
                                                         --------------

                             Commerce Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)




       New Jersey                       0-12609                  22-2433468
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
   of incorporation)                                      Identification Number)


Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ              08034-5400
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code: 856-751-9000
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ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

The following information is included in this document as a result of the Company's desire to comply with its policy regarding public disclosure of corporate information. The Company may or may not continue to provide similar information in the future using this format.

Forward-looking Statements and Associated Risk Factors

The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

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1.   Q.   The First Call E.P.S.  consensus  projection  for the first quarter of
          2004 is $.73 and the E.P.S. consensus projection for 2004 is $3.12. Do you expect to meet or exceed these consensus projections?

     A.   Yes.


2.   Q.   What will the net  interest  margin be for the first  quarter  of this year?

     A. At an earnings conference call on January 15, 2004, we guided to a net interest margin range of 4.35% to 4.40%. We now believe that we will meet or exceed the high end of that range.


3.   Q.   Supposedly there is an industry-wide  slowdown in deposit growth. What is causing this slowdown and how is Commerce affected?

     A. There may be a slowdown in deposits at other banks but as of the end of February 2004, year-over-year deposits are up 44%.


4.   Q.   What  is the  mix  of  deposits  between  Metro  New  York  and  Metro
          Philadelphia and where do you expect this mix to be in later years?

     A. At year-end 2003, the mix was approximately 50% - 50%. Five years from now we expect this mix to be approximately 60% for Metro New York, approximately 30% for Metro Philadelphia, and approximately 10% in other markets.


5.   Q.   What is your expansion plan for this year and are you on track to meet your plan?

     A. We plan to open 50 branches this year of which approximately 40 will be in Metropolitan New York and 10 will be in Metropolitan Philadelphia. So far this year, we have opened six offices and we are on track to meet our plan.

6.   Q.   When do you expect to start your expansion in the Washington-Baltimore market?


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     A.   We plan to open 10-15  offices in Northern  Virginia  and  Washington,
          D.C. in early 2005.


7.   Q.   What  is  the  present  mark-to-market  on  your  available  for  sale investment portfolio?

     A. At the close of business, February 27, 2004, with the 10-year Treasury Note yield at 3.97%, our available for sale investment portfolio had a pre-tax gain of approximately $50 million.


8.   Q.   How does the shape of the yield curve affect your profitability?

     A. The Company has demonstrated its ability over the years to maintain a stable, high net interest margin and consistent profitability in various yield curve scenarios.

          The Company's profitability benefits from a normal to steep yield curve. Profitability is most challenged by a flat yield curve in a low rate environment.


9.   Q.   Your expense  growth slowed for each of the last two quarters.  Do you expect this to continue for the first quarter of this year?

     A. We intend to fully invest in our business model to the extent that our revenue growth allows. We do have the ability to control certain areas of discretionary spending as demonstrated in the third and fourth quarters of 2003 when we experienced pressure on the net interest margin. One important factor which influences growth is the start-up expenditures for entering a new major market such as New York City. Those start-up expenses have been digested and we do not anticipate that the start-up costs for entering the Washington-Baltimore market will be of that magnitude.

          We expect expenses to grow slower than revenues during the first quarter of 2004.




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10.  Q.   Could  you  enlighten  us as to  the  terms  and  conditions  of  your
          Convertible Trust Preferred issue?

     A. In March 2002, the Company issued $200 million of 5.95% Convertible Trust Capital Securities. The conversion price of the securities is $52.75. Holders of the Convertible Trust Capital Securities may convert each security into 0.9478 shares of Company common stock if the closing sales price of the Company's common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of any calendar quarter, beginning with the quarter ending June 30, 2002, is more than 110% of the Convertible Trust Capital Securities conversion price.

          The Company may force conversion of the Convertible Trust Capital Securities if, at any time on or after March 11, 2005, the closing price of Commerce Bancorp common stock for 20 trading days in a period of 30 consecutive trading days exceeds 120% of the prevailing conversion price of the Convertible Trust Capital Securities: ($52.75 X 1.20 = $63.30).

          The Convertible Trust Capital Securities would become convertible on April 1, 2004 if the closing price of our common stock is $58.03 ($52.75 X 1.10) or higher for at least 20 of the last 30 trading days in the quarter ending March 31st.

          If this condition is met, the Company would apply the if-converted method in calculating diluted net income per share for the first quarter and all subsequent quarters that the Convertible Trust Capital Securities are outstanding. Under the if-converted calculation for diluted net income per share, the interest expense, net of tax, from the Convertible Trust Capital Securities would be added to the numerator, and approximately 3.8 million shares would be added to the denominator.

          In stating that we expect to meet or exceed the First Call consensus for the first quarter and the year 2004, we have assumed that we will be applying the if-converted method in calculating our diluted EPS.


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11.  Q.   What is the status of the SEC inquiry regarding your bond underwriting business?

     A. We have cooperated fully with the SEC and we have not been requested to supply any additional information for several months. It is the policy of the SEC not to comment on the status or favorable conclusion of such matters.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: March 2, 2003                  COMMERCE BANCORP, INC.

                                     By:  /s/ DOUGLAS J. PAULS
                                          -------------------------
                                          Douglas J. Pauls
                                          Senior Vice President and Chief
                                          Financial Officer